As filed with the Securities and Exchange Commission on June 1, 2001

                                       Registration No. ____________________

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 CTS CORPORATION
               (Exact name of issuer as specified in its charter)

          Indiana                                          35-0225010
(State or other jurisdiction                             (IRS Employer
 of incorporation or organization)                     Identification No.)

                   905 West Boulevard North, Elkhart, IN 46514
               (Address of principal executive offices)(Zip Code)

                              CTS CORPORATION 2001
                                STOCK OPTION PLAN

                                Richard G. Cutter
                         Vice President, General Counsel
                             and Assistant Secretary
                                 CTS Corporation
                            905 West Boulevard North
                                Elkhart, IN 46514
                     (Name and address of agent for service)

                                 (219) 293-7511
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                   Proposed
                                    Proposed        maximum
Title of securities Amount to be maximum offering  aggregate       Amount of
 to be registered    registered  price per share offering price registration fee
--------------------------------------------------------------------------------
Common Stock,
without par value    2,000,000       $21.88      $43,760,000        $10,940

--------------------------------------------------------------------------------

                                     PART II
                                     -------

ITEM 3.  Incorporation of Documents by Reference
         ---------------------------------------

The following documents are incorporated herein and made a part hereof:

(a) Annual Report on Form 10-K and all exhibits thereto for the year ended December 31, 2000;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in
     (a) above; and

(c) the description of CTS Common Stock, no par value (the "Common Stock"), contained in CTS' Registration Statement on Form S-4 filed on September 3, 1997 pursuant to the Securities Act of 1933.

All documents filed by CTS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing such documents.

ITEM 5.  Interests of Counsel
         --------------------

Bridget K. Quinn, Legal Counsel for CTS Corporation, is an employee of CTS.


ITEM 6.  Indemnification of Directors and Officers
         -----------------------------------------

The following summary of the material provisions of CTS' bylaws relating to indemnification of directors and officers, CTS' articles of incorporation, CTS' indemnification agreements with officers and directors and the Indiana Business Corporation Law is not intended to be exclusive and is qualified in its entirety by such bylaws, articles of incorporation, indemnification agreements and statutes.

CTS' bylaws provide that CTS shall indemnify its officers and directors to the fullest extent permitted by applicable law. Chapter 37 of the Indiana Business Corporation Law provides, in general, that each director and officer of a corporation may be indemnified against liabilities (including attorney' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to CTS unless a court determines otherwise.

The articles of incorporation provide that the personal liability of the directors of CTS will be eliminated to the fullest extent permitted by applicable law. The bylaws provide that no director of CTS will be personally liable to the corporation or its shareholders for monetary damages for any breach of his fiduciary duty as a director provided, however, that such provision does not apply to any liability of a director (a) for breach of fiduciary duty if such breach constitutes willful misconduct or recklessness or
(b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law.

Pursuant to separate indemnification agreements with CTS, each officer and director of CTS is indemnified from all liabilities arising out of the activities reasonably taken in the performance of their respective duties as officers and directors of CTS.

CTS also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of CTS against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by CTS.

ITEM 8.  Exhibits
         --------

Reference is made to the Exhibit Index.


ITEM 9.  Undertakings
         ------------

CTS hereby undertakes:

(1)  To file,  during any period in which  offers or sales are being made of the
     securities   registered   hereby,  a   post-effective   amendment  to  this
     Registration Statement:

(a)  To include any  prospectus  required by Section  10(a)(3) of the Securities
     Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)  To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CTS pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of CTS' Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CTS pursuant to the foregoing provisions, or otherwise, CTS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CTS of expenses incurred or paid by a director, officer or controlling person of CTS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CTS will, unless in the opinion of counsel for CTS the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, Indiana on June 1, 2001.

                                       CTS CORPORATION

                                       /s/ Richard G. Cutter
                                       ---------------------
                                       By: Richard G. Cutter
                                           Vice President, General
                                           Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 1, 2001.

           Signature                                Title
           ---------                                -----

      /s/Joseph P. Walker              Chairman, Chief Executive Officer
 Joseph P. Walker                      (principal executive officer) and
                                       Director

     /s/ Vinod M. Khilnani             Senior Vice President and Chief
Vinod M. Khilnani                      Financial Officer(principal financial
                                       officer and principal accounting officer)

    /s/ Jeannine M. Davis              Executive Vice President Administration,
Jeannine M. Davis                      Secretary and Director


    /s/ Walter S. Catlow               Director
Walter S. Catlow


    /s/ Lawrence J. Ciancia            Director
Lawrence J. Ciancia


    /s/ Thomas G. Cody                 Director
Thomas G. Cody


    /s/ Gerald H. Frieling, Jr.        Director
Gerald H. Frieling, Jr.


   /s/ Roger R. Hemminghaus            Director
Roger R. Hemminghaus


   /s/ Michael A. Henning              Director
Michael A. Henning


   /s/ Randall J. Weisenburger         Director
Randall J. Weisenburger


   /s/ Robert A. Profusek              Director
Robert A. Profusek

The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named persons.

                                       /s/ Richard G. Cutter
                                   By: Richard G. Cutter
                                       Vice President, General
                                       Counsel and Assistant Secretary

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number

4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 5 to CTS' Current Report on Form 8-K filed with the Commission on September 1, 1998)

4.2 Bylaws (incorporated by reference to Exhibit 4 to CTS' Current Report on Form 8-K filed with the Commission on September 1, 1998)

4.3  CTS' Current  Report on Form 8-K filed with the  Commission on December 28,
     2000

4.4  2001  Stock   Option  Plan  and   Prototype   Employee   Option   Agreement
     (incorporated by reference to Exhibit 10(c) to CTS' Quarterly Report on Form 10-Q filed with the Commission on April 27, 2001)

5.1  Opinion of Bridget K. Quinn, Legal Counsel for CTS Corporation

23.1 Consent of PricewaterCoopers, LLP

23.2 Consent of Bridget K. Quinn, Legal Counsel for CTS Corporation (included in
     Exhibit 5.1)

24.1 Powers of Attorney

                                                               Exhibit 5.1
                                                               -----------




                                                        June 1, 2001


CTS Corporation
905 West Boulevard North
Elkhart, IN  46514

         Re: Shares of Common Stock, Without Par value, of CTS Corporation that may be Issued and Sold in Connection With CTS Corporation 2001 Stock Option Plan

Gentlemen:

I have acted as counsel for CTS Corporation, an Indiana corporation (the "Company"), in connection with the CTS Corporation 2001 Stock Option Plan dated December 15, 2000 (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon, I am of the opinion that the shares of Common Stock, without par value, of the Company that may be issued and sold pursuant to the Plan will be, when issued and sold in accordance with such Plan (provided that the consideration received by the Company is at least equal to the par value of such shares), duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the shares of Common Stock of the Company to be issued and sold pursuant to the Plan under the Securities Act of 1933 and to the reference to me under Item 5 of such Registration Statement.

                                          Very truly yours,



                                          Bridget K. Quinn
                                          Legal Counsel

                                                                Exhibit 23.1
                                                                ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2001 relating to the financial statements and financial statement schedule, which appear in CTS Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                         PRICEWATERHOUSECOOPERS LLP


                                         Chicago, Illinois
                                         June 1, 2001

                                                                Exhibit 24.1
                                                                ------------


                                POWER OF ATTORNEY
                                -----------------

By signing below, I hereby constitute and appoint Richard G. Cutter, my true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as director and/or officer of CTS Corporation, an Indiana corporation (the "Company"), which said attorney and agent may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a Registration Statement on Form S-8 (or any other appropriate form) including but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), such Registration Statement and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have executed this Power of Attorney as of June 1, 2001.

  /S/Joseph P. Walker                          /S/Vinod M. Khilnani
 Joseph P. Walker                              Vinod M. Khilnani


  /S/Walter S. Catlow                          /S/Lawrence J. Ciancia
Walter S. Catlow                              Lawrence J. Ciancia


  /S/Thomas G. Cody                            /S/Gerald H. Frieling, Jr.
Thomas G. Cody                                Gerald H. Frieling, Jr.


  /S/Roger R. Hemminghaus                      /S/Michael A. Henning
Roger R. Hemminghaus                          Michael A. Henning


  /S/Robert A. Profusek                        /S/Randall J. Weisenburger
Robert A. Profusek                            Randall J. Weisenburger


  /S/Jeannine M. Davis
Jeannine M. Davis